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                                    FORM 8-K


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           Date of Report: June 30, 2001


                     ALPHA PETROLEUM EXPLORATION CORPORATION
                     ---------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


          New York                  2-31471               23-2090563
-------------------------------     ---------            -----------
(State or Other Jurisdiction of     (Commission File     (IRS Employer I.D. No.)
 Incorporation or Organization)     Number)


               3401 N. Tamiami Trail, Suite 207, Naples, FL 34103
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            Address of Principal Executive Offices Including Zip Code


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ITEM 1.  Changes in Control of Registrant.

         (a) On April 26, 2001, the Company effected a reverse split (of 286-1) of the Company's issued and outstanding shares of common stock. After the reverse split, the issued and outstanding shares of common stock of the Company were reduced from 40,000,000 to 140,000 shares.

         (b) On April 26, 2001, subsequent to the reverse split, the Company approved the issuance of 1,260,000 shares of common stock to Drumore Corporation in consideration of Drumore Corporation's incurring all of the expenses associated with bringing the Company in "good standing" with the Securities and Exchange Commission and the State of New York. Drumore Corporation is owned and controlled by Roland M. Jermyn, Jr., who also is a Director and the President of the Company.

         (c) On April 26, 2001, the Company adopted a stock option plan. Pursuant to the stock option plan, Joseph Fedelli was granted the option to purchase 7,500 shares of common stock of the Company over the next ten (10) years at an option price of $1.00 per share.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          ALPHA PETROLEUM EXPLORATION
                                          CORPORATION

 Dated: June 30, 2001                      By: /S/ Roland M. Jermyn, Jr.
                                              ----------------------------------
                                              Roland M. Jermyn, Jr., President


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